EXHIBIT 10.30

                                     Form of
                            Purchase Order and Terms
                    and Conditions for Purchases of Lasers by
              ThermoLase Corporation from Trex Medical Corporation

             ThermoLase             SHIP TO:          PURCHASE ORDER
             Corporation
                              10455 Pacific Center  Purchase Order No.:
            619-646-5700      Court San Diego, CA        Revision:
          Fax 619-646-5701         92121-4339              Page:

        10455 Pacific Center                        This Purchase Order
         Court San Diego, CA        BILL TO:        Number Must Appear
             92121-4339                              on All Invoices,
                              10455 Pacific Center    Packing Lists,
               VENDOR:        Court San Diego, CA       Cartons and
                LORAD              92121-4339         Correspondence
         36 Appleridge Road                           Related to this
         Danbury, CT  06810                                Order
                 US
                                                      Date of Order:
                                                          Buyer:
                                                     Date of Revision:
                                                          Buyer:

        Customer Acct No.   Vendor No.    Payment Terms  Freight Terms

                            FOB                Ship Via

        Confirm to / Telephone                  Request / Deliver to
               Part Number/   Delivery               Unit
        Line    Description     Date   Quantity UnitPrice Extension Tax
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        1.   Acceptance of the order must be made          TOTAL
             by filling out, signing and returning
             to the Buyer the acknowledgment copy
             attached hereto.                           Continued....

        2.   The terms and conditions on the
             reverse of this purchase order form
             part of the order and Seller agrees to
             be bound thereby.  The terms and
             conditions of this purchase order
             shall not in any way be changed,
             limited, controlled, or restricted by
             any oral statements of the provisions
             on any of Seller's forms, letters or
             papers which are inconsistent
             herewith, unless specifically agreed
             to in writing.

        3.   Include P.O. Number on all invoices,
             packing slips, package and
             correspondence.

        4.   Invoice each shipment separately and
             include packing list.

        5.   This order must conform with all
             safety and health orders of the State
             of California and OSHA Standards.
                                                      _________________
                ____________________________             Authorized
                Vendor Authorized Signature               Signature
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                        [Reverse Side of Purchase Order]

                        Terms and Conditions of Purchase

        1. ACCEPTANCE: ACCEPTANCE OF THIS ORDER IS EXPRESSLY LIMITED TO THE TERMS AND CONDITIONS CONTAINED HEREIN AND ANY ADDITIONAL OR DIFFERENT TERMS OR CONDITIONS CONTAINED IN SELLER'S RESPONSE HERETO SHALL BE DEEMED OBJECTED TO BY THE BUYER WITHOUT NEED OF FURTHER NOTICE OF OBJECTION AND SELLER SHALL BE DEEMED TO HAVE ASSENTED TO ALL TERMS AND CONDITIONS CONTAINED HEREIN IF ANY PART OF THE DESCRIBED MERCHANDISE IS SHIPPED.

             This contract shall be construed according to the laws of the buyer designated on this order and where applicable by the provisions of the Uniform Commercial Code and not the Convention for the International Sale of Goods.

        2. TRANSPORTATION AND INSURANCE: Unless otherwise stated on the face of this Order, goods are to be sold F.O.B. destination, transportation charges must be prepaid by Seller. Risk of loss shall be Seller's responsibility until delivery to applicable F.O.B. point. Each container must be labeled showing Purchase Order Number and a packing sheet showing Purchase Order Number and Part Numbers must be included in at least one package marked "Packing Slip Enclosed."

        3. TAXES: Any Federal tax, state or local, sales, use or similar tax MUST be separately stated and itemized. It is understood that unless such taxes are separately stated and itemized, no such taxes are included in the amount billed. Tax exemption certificates acceptable to the taxing agency or other evidence of exemption shall be furnished in good faith to the Seller so that Seller is relieved of the responsibility of invoicing such taxes or will be furnished in lieu of payment of any such taxes so invoiced.

        4. DELIVERY: Time is of the essence. If Seller fails to make delivery at the time agreed upon, Buyer reserves the right to cancel without liability to Seller or, purchase elsewhere, and hold Seller accountable for any additional costs or damages incurred by Buyer. Seller shall not be liable for delays or defaults in delivery due to causes beyond its reasonable control, such as acts of God or public enemy, acts of government, fire, flood, strikes and freight embargoes. Whenever Seller believes deliveries will not be made as scheduled, written notice setting forth the cause of the anticipated delay shall be given immediately to Buyer.

        5. CHANGES: Buyer shall have the right to make changes in this Order, but no additional charge or change in delivery schedule will be allowed unless authorized in writing by Buyer. If such changes affect delivery of the amount to be
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             paid by Buyer, Seller shall notify Buyer immediately, but
             not later than ten (10) days, and negotiate an adjustment.

        6. PACKING: All goods wrappers and containers must bear markings and labels required by applicable federal, state and municipal laws and regulations for the protection and safety of persons and property. No charge will be allowed for packing, crafting, freight, express, or other carrier's charge unless designated on this order.

        7. WARRANTY: In addition to any warranties provided by law, the Seller warrants that the goods and services provided in accordance with the terms hereof shall conform in all respects to Buyer's specifications and shall be free from defects in material and workmanship for a period of eighteen
             (18) months from the date of delivery to Buyer or twelve
             (12) months from the date Buyer delivers such goods to one of its customers, whichever occurs first.

        8. INSPECTION AND REJECTION: All goods are subject to inspection by Buyer or its designee, either at Seller's plant or at destination. Unless otherwise stated on the face of this Order, inspection will be performed at destination. If any of the goods are found to be defective in material or workmanship or otherwise not in conformity with the requirements of this Order, Buyer shall have the right, in addition to any other rights, to (i) reject and return the goods at Seller's expense (including Buyer's handling charges), (ii) require that such goods be corrected with satisfactory material or workmanship, or (iii) accept goods and deduct for the amount due Seller the cost of remedying such defects. If Buyer elects the foregoing (ii), Seller at no expense to Buyer shall promptly replace same with appropriate goods acceptable to Buyer in accordance with Buyer's instructions. If Seller fails promptly to replace or correct such goods in accordance with Buyer's instructions, Buyer may (a) by contract or otherwise replace or correct such goods and charge Seller for such costs, or
             (b) terminate this Order in its entirety for default.
             Seller shall provide and maintain an inspection system acceptable to Buyer. Records of all inspection work by Seller shall be kept complete and available to Buyer during the performance of this Order and for such longer period as Buyer determines. No inspection (including source inspection), tests, approval (including design approval), or acceptance by any of the foregoing parties shall relieve Seller from responsibility for all defects or other failure to meet the requirements of this Order or from any warranties.

        9. TRADEMARK PATENT AND COPYRIGHT INDEMNITY: Seller agrees to indemnify and hold harmless Buyer, its customers and users of the goods covered by this Order, from and against all liability, loss, damage and expense, including reasonable
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             attorney's fees, resulting from any actual or claimed
             infringement of any patent, copyright, trademark, trade secret or any other right in any country with respect to any part of the goods covered by this Order, provided that Buyer
             (a) notifies Seller promptly in writing of the action; (b) provides Seller reasonable information and assistance to settle or defend the action; and (c) grants Seller authority and control of the defense or settlement of the action.

             If a final injunction is issued against Buyer's use of and part of the goods, covered by this Order, Seller will at its expense either (a) replace or modify the product so it becomes noninfringing without reducing its performance; (b) procure for Buyer the right to continue using the product;
             (c) accept return of said product and refund to Buyer the purchase price and any transportation and installation costs thereof.

        10. COMPLIANCE WITH APPLICABLE LAWS: Seller warrants and agrees to observe and comply with all local, state and federal laws and regulations affecting the price, production, sale or delivery of the material or service under this Order, including but not limited to the Fair Labor Standards Act of 1938 and the Occupational Safety and Health Act of 1970, and Seller shall indemnify and save Buyer harmless from and against any liability, expense or loss resulting from Seller's failure to do so.

             Seller warrants that it is in compliance with all applicable federal, state and local laws, rules and regulations.
             Seller agrees to comply with the following as applicable:
             (i) Executive Order 11246, (ii) The Rehabilitation Act,
             (iii) The Vietnam Era Veteran's Readjustment Act of 1974, and all amendments and regulations thereof.

             Seller warrants that goods furnished under this Order will meet all requirements established under standards issued pursuant to the authority contained in the Radiation Control for Health and Safety Act of 1968, Seller further agrees to indemnify and hold harmless Buyer for all damages assessed against Buyer as a result of Seller's failure to do so and the failure of goods furnished under this Order.

             Seller certifies by acceptance of this purchase order that none of its facilities has been listed on the Environmental Protection Agency List of Violating Facilities for violations of the Clear Air Act or the Clean Water Act.

        11. BUYER'S PROTECTION: Unless otherwise agreed in writing, all tools, equipment or material of every description furnished to Seller by Buyer or specifically paid for by Buyer, and any replacement thereof or any materials affixed or attached thereto, shall be and remain the personal property of Buyer and Seller shall have no interest therein whatsoever. Such
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             property and whenever practical each individual item
             thereof, shall be plainly marked or adequately identified by Seller as ThermoLase Corporation property, and shall be safely stored separate and apart from Seller's property and not commingled therewith. Seller shall not substitute any property for Buyer's property and shall not use such property except in filling Buyer's Order. Such property while in Seller's custody or control shall be held at Seller's risk, shall be completely insured by Seller at Seller's expense in an amount equal to the replacement cost with loss payable to Buyer, and shall be subject to removal at Buyer's written request in which even Seller shall prepare such properly for shipment and shall redeliver to Buyer in the same condition as originally received by Seller, reasonable wear and tear expected.

        12. TECHNICAL INFORMATION: Seller shall not use or disclose any data, designs, or other information belonging to or supplied by or on behalf of Buyer, except in the performance of this or other orders for Buyer. Upon Buyer's request such data, designs, or other information and any copies thereof shall be returned to Buyer. Where Buyer's data, designs or other information are furnished to Seller's suppliers for procurement of supplies by Seller for use in the performance of Buyer's orders, Seller shall insert the substance of this provision in its orders.

        13. PROPRIETARY INFORMATION: Any information concerning Seller's products, methods or manufacturing processes which Seller discloses to Buyer incident to the provision of goods covered by this Order shall, unless otherwise specifically agreed to in writing by Buyer, be deemed to have been disclosed as a part of the consideration for this Order, and Seller agrees not to assert any claim (other than a claim for patent infringement) against Buyer by reason of Buyer's use or alleged use thereof.

        14. TERMINATION: Buyer may terminate this Order in whole or in part for its own convenience by written or telegraphic notice at any time. Any claim arising out of such action shall be presented within ten (10) days of receipt of such written notice and be subject to negotiation between Buyer and Seller. Such claim shall be restricted to costs incurred or commitments made on account of the terminated Order and shall not exceed cost of goods related to this Order. The negotiated settlement will be reduced to writing by Buyer and signed by Seller prior to payment of settlement costs.

        15. NON-ASSIGNMENT: Assignment of this Order or any interest therein or any payment due or to become due thereunder without written consent of the Buyer, shall be void.
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        16.  WAIVER:  Failure of Buyer in any one of more instances to insist upon performance of any of the terms or conditions of this Order, or to exercise any right or privilege, shall not be construed as a waiver of any such terms, conditions, rights or privileges thereafter, and the same shall continue and remain in force and effect as if no waiver had occurred.

                         Additional Terms and Conditions

        1.   Deliverables

        The quantity of units to be delivered is defined on the face of the Purchase Order. Each unit shall be delivered with both an SoftLight Operators and Installation Manual.

        2.   Acceptance

        Acceptance of the SoftLight SL-100 Laser shall be at Final Destination. A ThermoLase Corporation (TLC) Representative shall perform the following tests and record the results on a TLC Laser Acceptance Report (Attached) as follows:

        1.   Record the serial number, the software version, the number of laser flashlamp shots and the location of the laser.
        2.   Insure that the data package from LORAD has been supplied.
        3. Make a measurement of the laser output (at 100% full scale) using the internal energy meter of the laser. Record the measured energy and fluence.
        4. Take several single shots and 10 Hz burns using laser burn paper in a plastic bag.
        5.   Sign and date the Laser Acceptance Report.
        6. Send the original Laser Acceptance Report to TLC. Retain copy at location along with the LORAD data package.

        Prior to shipment-in-place, LORAD shall perform a Final in-plant acceptance test in accordance with LORAD Test Procedure Part
        Number                       Revision                on each
        laser. The unit shall pass the in-plant acceptance test and QC inspection. Any proposed changes to this Test Procedure shall be submitted to TLC for approval prior to incorporation of the changes. As a minimum the test data shall include the following:

        1.   Shot count at end of in-plant acceptance test.
        2.   Simmer losses recorded on #1, # 2 and #3.
        3.   False triggers on #1, #2 and #3.
        4.   Beam diameter that unit is calibrated for.
        5.   Water temperature after running for 10-15 minutes.
        6.   Flow rate.
        7.   Charge voltages on #1, #2 and #3.
        8.   Copy of beamview data.
        9.   Burns from the tower.
        10. Burns out of the handpiece with the cross hair swirl so that arm alignment can be verified.
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        LORAD shall provide one copy of the Final in-plant acceptance data to TLC

        3.   Delivery

        Delivery shall be FOB LORAD Corporation, Danbury, CT in accordance with the Delivery Schedule and rate shown on the Purchase Order. TLC will provide the Final Destination(s) to LORAD. LORAD will provide one (1) copy of all shipping papers within three (3) days of the shipment(s). ThermoLase will be responsible for all freight charges, duty, forwarder's fee and taxes.

        Upon completion of the LORAD Final in-plant acceptance test and Quality Control inspection, the laser shall be packed such that it arrives at the final destination in good working order after shipment by truck, air or ocean. Upon receipt of TLC's Final Destination Shipping instructions, LORAD will ship, install and checkout the laser(s) at the Final Destination. The installation and checkout of the laser is included in the unit price.

        In the event the Final Destination is outside the United States, unless directed otherwise, LORAD shall be the Exporter of Record therefore responsible for compliance with all US Export Laws. LORAD shall obtain all the necessary approvals to export the laser from the United States, property export from the US and import into the Final Destination country. The Lasers shall be shipped "Delivered Duty Paid (DDP)." In the event the final destination is Japan, TLC will be the Exporter of Record and LORAD will complete the export under TLC's name.

        4.   Warranty

        The Warranty is included in the unit price. It includes parts, labor and travel expenses for thirteen (13) months after the equipment is shipped or twelve (12) after it is installed whichever is less except for the Optics and Flashlamp. The optics and flashlamp shall have a ninety (90) day Warranty from the installation date. The Flashlamp life shall be greater than 20,000,000 shots.

        5.   Other

        The actual shipping charges from LORAD, Danbury, CT to the Final Destination and duty paid (if appropriate) shall not include G&A or Profit and shall be a separate Line Item on the Invoice.